[EXECUTION VERSION]

Exhibit 10(b)69

THIRD AMENDMENT AND CONSENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

This THIRD AMENDMENT AND CONSENT, dated as of May 14, 2009 (this “Amendment”), is made by and among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Company”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and as Funding Bank under the Existing Agreement (as defined below), and the banks listed on the signature pages of this Amendment as “Participating Banks” (such banks, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Participating Banks”).

PRELIMINARY STATEMENTS:

1.           The Company, Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and as Funding Bank, KeyBank National Association, as Syndication Agent, BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents, and the Participating Banks previously entered into that certain Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, as amended by the Amendment to Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, the First Amendment and Consent, dated as of May 3, 2004, and the Second Amendment and Consent, dated as of December 17, 2004 (as so amended, the “Existing Agreement”, and as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”).

2.           The Company and the Participating Banks now wish to amend the Existing Agreement in certain particulars.  The Company and the Participating Banks have agreed to such amendments, on the terms and conditions set forth herein.  The parties hereto therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):

SECTION 1.  Amendments to Existing Agreement.  The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)           Preamble.  The preamble to the Existing Agreement is hereby amended in its entirety to read as follows:

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 22, 2003, among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Company”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrating bank (in such capacity, the “Administrating Bank”), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as issuer of the Letters of Credit (as defined below) (in such capacity, the “Funding Bank”), CALYON NEW YORK BRANCH, as syndication agent (in such capacity, the “Syndication Agent”), U.S. BANK NATIONAL ASSOCIATION, as documentation agent (in such capacity, the “Documentation Agent” and, together with the Syndication Agent and the Administrating Bank, collectively referred to as the “Agents”), and the banks listed on the signature pages hereof under the heading “Participating Banks” and the other banks from time to time party to this Agreement (each, a “Participating Bank” and, collectively, the “Participating Banks”).

(b)           Aggregate Maximum Credit Amount.  The definition of “Aggregate Maximum Credit Amount” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Aggregate Maximum Credit Amount” means $179,175,464.79.

(c)           Alternate Base Rate.  The definition of “Alternate Base Rate” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%.  For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrating Bank in San Francisco, California as the Union Bank Reference Rate; each change in the Prime Rate shall be effective on the date such change is announced.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrating Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.  If the Administrating Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrating Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(d)           Applicable Rate.  The definition of “Applicable Rate” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Applicable Rate” means, for any day:

(a)           with respect to any drawing under a Letter of Credit that bears interest at a rate determined by reference to the Adjusted LIBO Rate or any Eurodollar Rate Advance subsequently made by the Participating Banks in order to reimburse such drawing (including any Advances resulting from the subsequent Conversion of such Eurodollar Rate Advance), (i) for the period commencing on the date of such drawing (the “Draw Date”) to and including the 60th day following the Draw Date, a rate per annum equal to the sum of (x) the Adjusted LIBO Rate for the Interest Period in effect plus (y) the Eurodollar Spread set forth below under the caption “Eurodollar Spread”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt, (ii) for the period following the 60th day following the Draw Date to and including the 180th day following the Draw Date, a rate per annum equal to the sum of (x) the Adjusted LIBO Rate in effect for such Interest Period plus (y) the Eurodollar Spread set forth below under the caption “Eurodollar Spread”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt plus (z) 0.25% per annum and (iii) for the period following the 180th day following the Draw Date until the date that such Advance is due and payable, a rate per annum equal to the sum of (x) the Adjusted LIBO Rate in effect for such Interest Period plus (y) the Eurodollar Spread set forth below under the caption “Eurodollar Spread”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt plus (z) 1.0% per annum;

(b)           with respect to any drawing under a Letter of Credit that bears interest at a rate determined by reference to the Alternate Base Rate or any ABR Advance subsequently made by the Participating Banks in order to reimburse such drawing (including any ABR Advances resulting from the subsequent Conversion of any Eurodollar Rate Advance to an ABR Advance), (i) for the period commencing on the date of such drawing (the “Initial Draw Date”) to and including the 60th day following the Initial Draw Date, a rate per annum equal to the sum of (x) the Alternate Base Rate in effect from time to time during such period plus (y) the ABR Spread set forth below under the caption “ABR Spread”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt (the “ABR Spread”), (ii) for the period following the 60th day following the Initial Draw Date to and including the 180th day following the Initial Draw Date, a rate per annum equal to the sum of (x) the Alternate Base Rate in effect from time to time during such period plus (y) the ABR Spread plus (z) 0.25% per annum and (iii) for the period following the 180th day following the Initial Draw Date until the date that such Advance is due and payable, a rate per annum equal to the sum of (x) the Alternate Base Rate in effect from time to time during such period plus (y) the ABR Spread plus (z) 1.0% per annum;

(c)           with respect to the Participation Fees payable hereunder, the rate per annum set forth below under the caption “Participation Fee Rate”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt; and

(d)           with respect to the Commitment Fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt Ratings	Eurodollar Spread	ABR Spread	Participation Fee Rate	Commitment Fee Rate
Category 1	A3 or higher/A- or higher	2.250%	1.250%	2.250%	0.350%
Category 2	Baa1/BBB+	2.500%	1.500%	2.500%	0.400%
Category 3	Baa2/BBB	2.750%	1.750%	2.750%	0.450%
Category 4	Baa3/BBB-	3.000%	2.000%	3.000%	0.500%
Category 5	Ba1 or lower/BB+ or lower	4.000%	3.000%	4.000%	0.750%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

(e)           Disclosure Documents.  The definition of “Disclosure Documents” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Disclosure Documents” means the Annual Reports on Form 10-K with respect to Entergy, the Company and the Operating Companies for the year ended December 31, 2008, copies of which have been furnished to the Banks.

(f)           ELI.           The definition of “ELI” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“ELI” means Entergy Louisiana, LLC, a Texas limited liability company (as successor to Entergy Louisiana, Inc., a Louisiana corporation).

(g)           Fee Letter.  The definition of “Fee Letter” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Fee Letter” means the letter agreement, dated May 14, 2009, between the Company and the Administrating Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

(h)           LIBO Rate.  The definition of “LIBO Rate” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“LIBO Rate” means, with respect to any Eurodollar Rate Advance for any Interest Period, the rate per annum determined by the Administrating Bank at approximately 11:00 a.m., London time, on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrating Bank which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” with respect to such Eurodollar Rate Advance for such Interest Period shall be the average rate per annum at which the Administrating Bank is offered Dollar deposits in an amount substantially equal to Union Bank, N.A.’s Participation Percentage of such Eurodollar Rate Advance and for a maturity comparable to such Interest Period by prime banks in the London interbank market at approximately 12:00 noon, London time, on the date that is two (2) Business Days prior to the beginning of such Interest Period.

(i)           Stated Expiration Date.  The definition of “Stated Expiration Date” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Stated Expiration Date” means May 12, 2010, as such date may be extended from time to time pursuant to Section 19 hereof.

(j)           Tax.  The definition of “Tax” and “Taxes” contained in Section 1(a) of the Existing Agreement is hereby amended in its entirety to read as follows:

“Tax” and “Taxes” have the meanings set forth in Section 4(d) hereof.

(k)           New Definitions.  The following new definitions are hereby added to Section 1(a) of the Existing Agreement in the appropriate alphabetical order:

“ABR Spread” has the meaning assigned to that term in subsection (b) of the definition of “Applicable Rate” contained in this Section 1(a).

“Applicable ABR Rate” means a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the ABR Spread in effect from time to time.

(l)           Reimbursement on Demand.  Section 2(a) of the Existing Agreement is hereby amended by deleting the phrase “the Alternate Base Rate in effect from time to time” in its entirety and substituting therefor the new phrase “the Applicable Rate in effect from time to time for any drawing under a Letter of Credit that bears interest at a rate determined by reference to the Alternate Base Rate”.

(m)           Reimbursement Defaults.  Section 2(b)(i) of the Existing Agreement is hereby amended by deleting the phrase “the Alternate Base Rate in effect from time to time” in its entirety and substituting therefor the new phrase “the Applicable ABR Rate in effect from time to time”.

(n)           EOL Initial Advances.  Section 2(c)(i) of the Existing Agreement is hereby amended by deleting the phrase “shall bear interest at the Alternate Base Rate and shall be entitled” in its entirety and substituting therefor the new phrase “shall bear interest at the Applicable Rate in effect from time to time for an ABR Advance, and shall be entitled”.

(o)           DLE Initial Advances.  Section 2(c)(iii) of the Existing Agreement is hereby amended by deleting the phrase “shall bear interest at the Alternate Base Rate and shall be entitled” in its entirety and substituting therefor the new phrase “shall bear interest at the Applicable Rate in effect from time to time for an ABR Advance, and shall be entitled”.

(p)           Interest on ABR Advances.  Section 2(e)(i) of the Existing Agreement is hereby amended by deleting the phrase “the Alternate Base Rate in effect from time to time” in its entirety and substituting therefor the new phrase “the Applicable Rate in effect from time to time for an ABR Advance”.

(q)           Default Interest.  Section 2(j) of the Existing Agreement is hereby amended by deleting the phrase “at the Alternate Base Rate plus 2% per annum” in its entirety and substituting therefor the new phrase “at the Applicable ABR Rate in effect from time to time plus 2% per annum”.

(r)           Participations.  Section 5(b) of the Existing Agreement is hereby amended by adding the following new sentences at the end thereof:

In no event shall the sum (without duplication) of (A) the aggregate outstanding principal amount of the Advances made by any Participating Bank, (B) the aggregate amount of such Participating Bank’s participation interest in any outstanding drawings under the Letters of Credit for which the Funding Bank has not been reimbursed by the Company or the Participating Banks and (C) the aggregate amount of such Participating Bank’s participation interest in the undrawn amount of the Letters of Credit, exceed such Participating Bank’s Participation Percentage of the Aggregate Maximum Credit Amount.  The respective obligations of the Participating Banks under this Agreement are several and not joint, and no Participating Bank shall be responsible for the failure of any other Participating Bank to satisfy its obligations hereunder.

(s)           Calculation of Interest.  Section 6(c) of the Existing Agreement is hereby amended by deleting the phrase “interest payable hereunder that is based on the Federal Funds Effective Rate” in its entirety and substituting therefor the new phrase “interest payable hereunder that is based on the Adjusted LIBO Rate, interest payable hereunder that is based on the Federal Funds Effective Rate”.

(t)           Material Adverse Change.  Section 10(g) of the Existing Agreement is hereby amended by (i) deleting the date “December 31, 2002” in its entirety in each place in which it appears and substituting therefor in each instance the new date “December 31, 2008” and (ii) deleting the phrase “except as disclosed in the Disclosure Documents to the parties hereto prior to the execution of this Agreement” in its entirety and substituting therefor the new phrase “except as disclosed in the Disclosure Documents”.

(u)           Amendments and Waivers.  Section 14 of the Existing Agreement is hereby amended by (i) adding the phrase “increase the Aggregate Maximum Credit Amount or” before the phrase “change the Maximum Credit Amount with respect to any Letter of Credit” and (ii) deleting the phrase “the proviso in Section 18 or the definition of “Required Banks” or (vi) release any Collateral” in its entirety and substituting therefor the new phrase “the proviso in Section 18 or the definition of “Required Banks”, (vi) amend, waive or modify any provision contained in any Transaction Document that specifies the level of the aggregate Participation Percentages, or the number of Participating Banks, that shall be required for the Participating Banks or any of them to take any action under any Transaction Document, (vii) amend, waive or modify any provision contained in any Transaction Document in a manner that would alter the pro rata sharing of payments by, or the pro rata payment obligations of, the Participating Banks (except for any such departure from such pro rata treatment that is expressly contemplated or otherwise permitted thereunder), or (viii) release any Collateral”.

(v)           Extension of Letters of Credit.  Section 19 of the Existing Agreement is hereby amended by deleting the phrase “Banks’ consent shall be conditional upon the preparation” in its entirety and substituting therefor the new phrase “Banks’ consent shall be conditional upon, among other things, the preparation”.

(w)           Sales of Participations; Assignments.  Section 23 of the Existing Agreement is hereby amended by adding the following new subsection (d) at the end thereof:

(d)           Any Participating Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Participating Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Participating Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Participating Bank as a party hereto.

(x)           Agents.  The last sentence of Section 24(b) of the Existing Agreement is hereby amended in its entirety to read as follows:

Neither the Syndication Agent nor the Documentation Agent shall have any duties or obligations in such capacity under any of the Transaction Documents.

(y)           Termination by the Company.  Section 25 of the Existing Agreement is hereby amended by deleting the phrase “the Company has paid all fees, expenses and interest accrued hereunder” in its entirety and substituting therefor the new phrase “the Company has paid the outstanding principal amount of all Advances, all fees, expenses and interest accrued hereunder, and all other amounts payable by the Company hereunder”.

(z)           Patriot Act Notice.  The Existing Agreement is hereby amended by adding the following new Section 31 at the end thereof:

SECTION 31.  Patriot Act Notice.  Each Bank and the Administrating Bank (for itself and not on behalf of any other party) hereby notifies the Company that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrating Bank, as applicable, to identify the Company in accordance with the Patriot Act.

(aa)           Schedule of Participating Banks’ Risk Percentages.  Schedule 1 to the Existing Agreement is hereby deleted in its entirety and the new Schedule 1 attached hereto is hereby substituted therefor.

SECTION 2.  Consent to Amendment to Letters of Credit.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Company and the Participating Banks hereby consent to, and authorize the Funding Bank to execute and deliver to the applicable Owner Participant, an amendment to each Letter of Credit in substantially the form of Exhibit B attached hereto.

SECTION 3.  Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, the Administrating Bank shall have received:  (a) counterparts of this Amendment executed by the Company, the Administrating Bank, the Funding Bank and each of the Participating Banks (in sufficient quantity for each party to have a fully executed original), (b) for the account of each Participating Bank, an upfront fee in the amount agreed upon by the Company and such Participating Bank, as notified in writing by the Company to the Administrating Bank on or before the date hereof, (c) for the account of the Administrating Bank, the fees set forth in that certain Amended and Restated Fee Letter, dated the date hereof, between the Company and the Administrating Bank, to the extent that such fees are due and payable on the effective date of this Amendment, and (d) all of the following documents, each document being dated the date of receipt thereof by the Administrating Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Administrating Bank:

(i) An opinion of Morgan, Lewis & Bockius, LLP, as New York counsel to the Company.

(ii) An opinion of Friday, Eldredge & Clark, LLP, as Arkansas counsel to the Company.

(iii) Copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such resolutions are in full force and effect as of such date and have not been modified, rescinded or amended since the date of adoption thereof).

(iv) Certified copies of all approvals, authorizations, orders or consents of, or notices to or registrations with, any governmental body or agency required for the Company to execute, deliver and perform its obligations under this Amendment.

(v) Certificates as to the good standing of the Company, as of a recent date, from the Secretary of State of the State of Arkansas and the Secretary of State of the State of Mississippi.

(vi) A certificate of the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (iii) above, (B) that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto, of the Company and (y) such certificate or articles of incorporation have not been amended since the date of the last amendment thereto, and (C) as to the incumbency and specimen signature of each officer executing this Amendment or any other document or certificate delivered in connection herewith on behalf of the Company; together with a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the foregoing certificate.

(vii) The consent of Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc., in substantially the form of Exhibit A hereto, duly executed by an authorized officer thereof.

(viii) A certificate of a duly authorized officer of the Company (the statements in which shall be true) stating that (A) the representations and warranties contained in Section 10 of the Amended Agreement are true and correct on and as of such date as though made on and as of such date, and (B) no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event has occurred and is continuing and no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event will result from the execution, delivery and performance of this Amendment or the consummation of the transactions contemplated thereby.

SECTION 4.  Representations and Warranties of the Company.  The Company represents and warrants as follows:

(a)           The execution and delivery of this Amendment, and the performance by the Company of this Amendment and the Amended Agreement, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholder, or any trustee or holder of any Indebtedness or other obligation of it.

(b)           The execution and delivery of this Amendment, and the performance by the Company of this Amendment and the Amended Agreement, do not conflict with, or result in a breach or contravention of any of the provisions of, its charter or by-laws (or, in the case of Entergy Louisiana, LLC, its articles of organization or regulations) or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is a party or by which its property or the property of any of its Affiliates is bound, or result in the creation or imposition of any Lien (other than Liens permitted under Section 12(e) of the Reimbursement Agreement) upon any of its property or the property of any of its Affiliates.  This Amendment has been duly executed and delivered by the Company.

(c)           No Governmental Action is or will be required in connection with the execution, delivery or performance by the Company of this Amendment, except such Governmental Actions as have been duly obtained, given or accomplished.

(d)           Each of this Amendment and the Amended Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ or lessors’ rights generally.

(e)           The representations and warranties contained in Section 10 of the Amended Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date.

(f)           No event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default, Reimbursement Default, Prepayment Event, Indenture Event of Default, Event of Loss or Deemed Loss Event.

SECTION 5.  Reference to and Effect on the Reimbursement Agreement.  (a) Upon the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement.

(b)           Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrating Bank, the Funding Bank or the Participating Banks under the Existing Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Existing Agreement or any other Transaction Document.

(d)           This Amendment is subject to the provisions of Section 14 of the Existing Agreement.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.

SECTION 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SYSTEM ENERGY RESOURCES, INC.

By:_________________________________
Name:  Frank Williford
Title:   Assistant Treasurer

UNION BANK, N.A. (formerly known as
Union Bank of California, N.A.), as
Administrating Bank and Funding Bank

By:_________________________________
Name:  John Guilds
Title:   Vice President

Participating Banks

UNION BANK, N.A. (formerly known as
Union Bank of California, N.A.), as a
Participating Bank

By:_________________________________
Name:  John Guilds
Title:    Vice President

CALYON NEW YORK BRANCH, as a
Participating Bank and Syndication Agent

By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as a Participating Bank and Documentation
Agent

By:_________________________________
Name:
Title:

BNP PARIBAS, as a Participating Bank

By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

MIZUHO CORPORATE BANK, LTD.,
as a Participating Bank

By:_________________________________
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Participating Bank

By:_________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
(as successor to UFJ Bank Limited, New York Branch),
as a Participating Bank

By:_________________________________
Name:
Title:

EXHIBIT A

CONSENT

Each of (a) Entergy Corporation (“Entergy”), as a party to that certain Thirty-Fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy, System Energy Resources, Inc. (the “Company”) and Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank, and (b) Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc., each as a “System Operating Company” under that certain Thirty-Fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, as amended by the First Amendment thereto, dated as of December 17, 2004, among such System Operating Companies, the Company and the Administrating Bank, (i) hereby consents to the Third Amendment and Consent, dated as of May 14, 2009 (the “Third Amendment”), to the Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, among the Company, Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrating Bank and Funding Bank, KeyBank National Association, as Syndication Agent, BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents, and the Participating Banks named therein, as amended by the Amendment to Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, the First Amendment and Consent thereto, dated as of May 3, 2004, and the Second Amendment and Consent thereto, dated as of December 17, 2004 (as so amended, the “Reimbursement Agreement”, the terms defined therein being used herein as therein defined), and (ii) hereby confirms and agrees that each Collateral Agreement (as amended through the date hereof) to which it is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, on and after the effective date of the Third Amendment, each reference in such Collateral Agreement to “the Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement shall mean and be a reference to the Reimbursement Agreement, as amended by the Third Amendment.

May 14, 2009

ENTERGY CORPORATION

By _________________________________
      Name:
      Title:

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.

By __________________________________
      Name:
      Title:

EXHIBIT B

FORM OF AMENDMENT TO LETTERS OF CREDIT

AMENDMENT NO. 3 TO IRREVOCABLE TRANSFERABLE
LETTER OF CREDIT NO. [306S235347] [306S235348]

May 14, 2009

[RCMC I, Inc.
1300 Market Street, Suite 400
Wilmington, Delaware  19801
Attn:  Ms. Eileen A. Moran, President]

[Textron Financial Corporation
40 Westminster Street
Providence, Rhode Island  02940
Attn:  General Counsel]

Ladies and Gentlemen:

At the request and on the instructions of our customer, System Energy Resources, Inc., an Arkansas corporation, we hereby amend our Irrevocable Transferable Letter of Credit No. [306S235347] [306S235348], dated December 22, 2003, as amended by Amendment No. 1 thereto, dated May 4, 2004, and Amendment No. 2 thereto, dated December 17, 2004, established in your favor (the “Letter  of Credit”), as follows:

1.
Paragraph 1 of the Letter of Credit is hereby amended by deleting the phrase “in an amount not to exceed [$161,546,191.84] [$36,515,236.09]” in its entirety and substituting therefor the new phrase “in an amount not to exceed [$141,329,587.77] [$37,845,877.02]”.

2.	Clause (x) in paragraph 7(a) of the Letter of Credit is hereby amended by deleting the date “May 29, 2009” in its entirety and substituting therefor the new date “May 12, 2010”.

3.	The defined term “Stated Expiration Date” contained in Schedule I to the Letter of Credit is hereby amended in its entirety to read as follows:

“Stated Expiration Date” means May 12, 2010.

4.	Schedule II to the Letter of Credit is hereby deleted in its entirety and the new Schedule II attached hereto is hereby substituted therefor.

5.
Paragraph 7 is hereby amended by deleting the phrase “at your account no. [6728001731/Credit the account of RCMC I, Inc., DDA# 5000000016439/DTCM 67, at Wachovia Bank, ABA #053000219”] [1042209/Textron Financial Corporation, at Bank One, N.A., ABA #071000013]” in its entirety and substituting therefor the new phrase “at your account no. [173103781832, account name: ITC South & East Depository Account, FFC account name: RCMC I, Inc., at U.S. Bank N.A., 60 Livingston Ave Saint Paul MN 55107-2292, ABA #091000022] [30573459/Textron Financial Corporation, at Citibank N.A., 111 Wall Street, New York, NY, ABA #021-000-089, Reference: SFD]”.

This Amendment shall become effective upon your delivery to us of your written acceptance of this Amendment.

Upon the effectiveness of this Amendment, each reference in the Letter of Credit to “this Letter of Credit”, “hereof”, “herein” or words of like import referring to the Letter of Credit shall mean and be a reference to the Letter of Credit as amended by this Amendment.

All other terms and conditions set forth in the Letter of Credit remain unchanged.  This letter forms an integral part of the Letter of Credit and is to be attached to the original Letter of Credit.

This Amendment shall be governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994), International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, be governed by the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.

Very truly yours,

UNION BANK, N.A. (formerly known as
Union Bank of California, N.A.)

By_______________________________
     Name:
     Title:

The undersigned hereby consents
to the foregoing Amendment No. 3
as of the date first above written:

[RCMC I, INC.] [TEXTRON FINANCIAL CORPORATION]

By___________________________
     Name:
     Title:

SCHEDULE II

RCMC I, Inc.

Table of Maximum Drawing Amounts

Applicable Period	Maximum Drawing Amount
From May 14, 2009 to and including July 15, 2009	$135,556,057.60
From July 16, 2009 to and including January 15, 2010	$138,195,029.14
From January 16, 2010 to and including May 12, 2010	$141,329,587.78

SCHEDULE II

Textron Financial Corporation

Table of Maximum Drawing Amounts

Applicable Period	Maximum Drawing Amount
From May 14, 2009 to and including July 15, 2009	$35,714,298.68
From July 16, 2009 to and including January 15, 2010	$36,697,386.79
From January 16, 2010 to and including May 12, 2010	$37,845,877.02

SCHEDULE 1

Participating Bank	Participation Percentage
Union Bank, N.A.	16.185251722%
Calyon New York Branch	16.185251722%
U.S. Bank National Association	16.185251722%
BNP Paribas	13.952803208%
Mizuho Corporate Bank, Ltd.	12.836578952%
Wachovia Bank, National Association	13.952803208%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	10.702059466%